UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 26, 2011

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On October 26, 2011, the Illinois General Assembly overrode the Governor’s veto of Senate Bill 1652 (SB 1652), which became effective immediately. The Illinois General Assembly also passed House Bill 3036 (the Trailer Bill), which modifies and supplements SB 1652. Both SB 1652 and the Trailer Bill passed with supermajority votes. The Trailer Bill will not become effective unless the Governor approves it or, if vetoed, the veto is overridden. Under the terms of the combined legislation, Commonwealth Edison Company (ComEd) intends to invest approximately $2.6 billion in capital expenditures over the next ten years to modernize and storm-harden its distribution system and to implement smart grid technology. These investments will be incremental to ComEd’s otherwise planned capital expenditures. Approximately $1.3 billion will be invested in smart grid/smart meter technology that will put a smart meter in every home and provide extensive consumer education over the next nine years. The smart meter/smart grid technology is designed to significantly improve meter reading and to reduce the frequency and duration of outages. Approximately $1.3 billion will be invested to improve ComEd’s infrastructure, including $200 million for storm hardening the distribution system. The investments by ComEd are expected to prevent 700,000 service interruptions per year, create 2,000 full-time equivalent jobs at the peak of the investment cycle, and enhance the economic competitiveness of Illinois, making the state better positioned to attract businesses and jobs. In addition, ComEd will contribute $10 million per year for five years to fund customer assistance programs for low-income customers including senior citizens, active members of the armed services and reserve forces, and disabled veterans. ComEd will also make an initial contribution of $15 million to a new Science and Technology Innovation Trust fund that will be used to fund energy innovation.

SB 1652 provides for a performance-based formula rate tariff. The formula-based rate process is similar to the process used by the Federal Energy Regulatory Commission for ComEd’s transmission rates. ComEd is in the process of assessing the financial effects of the legislation and preparing its initial performance-based formula rate tariff filing, which it expects to make by November 10, 2011. The initial formula-based rate filing will be based on 2010 costs and 2011 plant additions. The Illinois Commerce Commission (ICC) will review ComEd’s rate filing to evaluate the prudence and reasonableness of the costs and issue its order in a shortened proceeding. This rate will take effect 30 days after the ICC order, which must be issued by May 31, 2012. The legislation provides for an annual “true-up” of the revenue requirement in effect to the actual costs that the ICC determines are prudently and reasonably incurred in a given year. ComEd will make its initial “true-up” filing in May 2012, and the adjusted rates will take effect on January 1, 2013 after the ICC’s review. Under the terms of SB 1652 and the Trailer Bill, subsequent to the first annual true-up period, ComEd’s return on equity will be limited to the rate on 30-year treasury notes plus 580 basis points. For the first true-up, the rate will be the rate on 30-year treasury notes plus 590 basis points. Based on current interest rates, this rate would be less than the most recent return on equity approved by the ICC effective June 1, 2011. The return on equity rate is subject to reduction by up to 30 basis points each year, gradually increasing to 38 basis points each year in the last four years, if ComEd does not deliver the benefits it has committed to over the ten-year life of the investment program. The potential reductions are based on failure to achieve annual milestones on four reliability and two customer service metrics. The reliability metrics relate to improvements in outage duration and frequency with specific targets both system-wide and in the Northeastern and Southern Regions that were adversely affected by storms in 2011. The customer service metrics relate to customer savings and reductions in estimated bills. The statute also specifies the rate treatment for pension, incentive compensation, and severance costs. In order to protect consumers, the legislation will terminate, ending ComEd’s investment commitment and the performance-based formula rates, (a) if the average residential rate increases by more than 2.5% annually from June 2011 through May 2014 and (b) after December 31, 2017 unless approved to continue by the Illinois General Assembly. There are additional restrictions and potential criteria for the program to end prematurely.

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and Commonwealth Edison Company (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2011 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

October 28, 2011